UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 10, 2026
Republic Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5353 East City North Drive
Phoenix,	Arizona	85054
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (480) 627-2700
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	RSG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On February 10, 2026, Republic Services, Inc. (the “Company”) amended its Amended and Restated Bylaws to extend the exclusive forum provision in Section 7.4 of the Bylaws to include any action brought by a stockholder, when acting in their capacity as a stockholder or in the right of the Company, that does not constitute an “internal corporate claim” as defined by Section 115 of the Delaware General Corporation Law, if such claim relates to the business of the Company, the conduct of its affairs, or the rights or powers of the Company or its stockholders, directors or officers. The Amended and Restated Bylaws of the Company, as so amended, are attached as an Exhibit to this Current Report.

(d) Exhibits

Exhibit No.	Description
99.1	Amended and Restated Bylaws of Republic Services, Inc., amended as of February 10, 2026
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC SERVICES, INC.

Date:	February 13, 2026	By:	/s/ Catharine D. Ellingsen
Catharine D. Ellingsen
Executive Vice President, Chief Legal Officer, Chief Ethics & Compliance Officer and Corporate Secretary

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